Exhibit 99.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of the 19th day of May, 2011 between Communications Systems Inc. (“Company”), a Minnesota corporation, with its principal offices located at 10900 Red Circle Drive, Minnetonka, Minnesota 55343 and Jeffrey K. Berg, an individual residing at 16707 49th Place North, Plymouth, Minnesota 55446 (hereinafter referred to as “Consultant”).

RECITALS

1.                   Consultant has retired on the date of this agreement as CEO of the Company after a 21 year career in which he has contributed significantly to the growth and profitability of the business of the Company (the “Company Business”).

2.                   Consultant’s skill and ability, as well as his experience and knowledge derived from his career with the Company are of great value to the Company and its continuing management team to support and strengthen the Company Business.

3.                   Consultant, by reason of his past relationship to the Company and its business practices, contacts and processes, has had access to valuable information regarding the Company, its business practices, operations, customers, suppliers, industry contacts, strategies and financial information.

4.                   The Company desires to retain Consultant for consulting purposes and Consultant desires to be in the service to the Company and to refrain from competing with the Company, or to otherwise use his knowledge of the Company and the communications industry, except in the furtherance of his consulting services with the Company.

NOW THEREFORE, in consideration for the covenants and promises set forth below, the Company and Consultant agree upon the following terms and conditions:

Section 1.                      CONSULTANT SERVICES AND FEES

1.01            Consultant Services. The Company retains Consultant and Consultant agrees to provide consulting services to the Company as provided herein. Consultant will conclude his employment with the Company effective May 31, 2011 by providing support on projects assigned by his successor CEO and will begin his consulting relationship with the Company on June 1, 2011 (“Effective Date”).

1.02            Term. The term of this Agreement shall initially run for a period of twelve (12) months beginning on the Effective Date and ending no earlier than May 31, 2012 (the “ Consulting Period”); provided that, upon mutual agreement of the parties hereto, this Agreement may be extended to a later date, in which case the term “Consulting Period” shall include the entire period from the Effective Date through the last day this Agreement is in effect.

1.03            Consultant Fee; Expenses. As compensation for his consulting services, Consultant shall be paid $9,600.00 per month in arrears for each month of the Consulting Period. The Company shall also reimburse Consultant for his out of pocket expenses incurred while providing consulting services for the Company so long as the expenses are reasonable and customary.

1.04            Duties. Consultant agrees to serve the Company faithfully, diligently and to the best of his ability and shall be responsible for the development and support of all projects assigned to him by the Company’s Chief Executive Officer during the Consulting Period. Without limiting the generality of the foregoing, Consultant will:

•	Provide support on historical matters that arise where Consultant has a knowledge of the prior events or circumstances that can assist management in addressing and resolving issues related to such matters;.

•	Act as mentor to offer feedback and be sounding board for new ideas or issues that arise during the Consulting Period;.

•	Assist in introductions and in meetings with investors and other key stakeholders;.

•	Be available for specific assignments related to acquisitions and related due diligence;.

•	Be available for specific assignments related to implementation of the new ERP system; and,.

•	Work with counsel to resolve all claims by John Hudson.

At all times Consultant will be subject to Company policies and procedures as in effect during the Consulting Period, as well as to directions given and restrictions specified by the Company’s CEO.

1.05            Availability for Consulting Services. Consultant agrees to provide the Company, on average, with approximately fifty hours of consulting services per month assisting and supporting the CEO and other senior Company management on the matters described in Section 1.03, such services to be provided at times during each month and over the course of the Consulting Period as shall be reasonably determined by the CEO.

1.06            Authority. Notwithstanding his responsibilities under this agreement and as a continuing member of the Company’s Board of Directors, Consultant shall not have any power to bind the Company, and Consultant agrees that he will not, directly or indirectly, take any action that would bind the Company in any respect.

Section 2.                      CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITION

2.01            Confidentiality. During the Consulting Period and for the 12 month period following the conclusion of the Consulting Period, Consultant shall not, directly or indirectly, divulge or disclose for any purpose whatsoever nor appropriate for his own use, any confidential or proprietary information of the Company, including without limitation the Company's customers, suppliers, products, designs, systems, data files, manuals, confidential reports, the amounts paid by or to Company's customers and suppliers, the amounts Company pays or has paid for products and services, and other trade secrets and information Consultant knows or has reason to know Company intends or expects to remain confidential

2.02            Non-Competition. During the Consulting Period and for the 12 month period following the conclusion of the Consulting Period, Consultant shall not, directly or indirectly, (A) engage or invest in, own, manage, operate, finance, or render services or advice to (as an employee, consultant or otherwise) any Competing Business (hereafter defined), or (B) either for himself or herself or any other individual or entity, induce or attempt to induce any customer, vendor, or business relation of Company to cease doing business with Company. Notwithstanding the foregoing, Consultant may be a passive investor of not more than 1% of the outstanding publicly-traded stock of any class of securities of a Competing Business, provided that Consultant does not manage, operate, finance, or render services or advice (as an employee, consultant or otherwise) to any Competing Business. For purposes of this Agreement, “Competing Business” means any business whose products or services are sold or marketed in competition with the products or services of the Company in any country in the world where the Company’s consolidated revenues exceed $25,000 in such country during any consecutive 12 month period during the Consulting Period.

2.03            Non-Solicition. During the Consulting Period, Consultant shall not, directly or indirectly, either for himself or herself or any other individual or entity, (A) induce or attempt to induce any employee of Company to leave their employment for employment or retention by a Competing Business, (B) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Company in a Competing Business.

Section 3.                      INDEPENDENT CONTRACTOR

3.01            Consultant shall have no authority to transact business, enter into agreements or undertakings, or otherwise make commitments on behalf of the Company unless expressly authorized in writing by the Company. Consultant shall be an independent contractor and shall not act as an agent or employee of the Company, and the manner in which consulting services are rendered shall be solely within Consultant’s control and discretion. Payments made to Consultant shall be reported to the IRS on Form 1099 and Consultant shall be responsible for estimated tax payments, income taxes and FICA owed to any governmental body. Consultant shall not be eligible to participate in any employee health plan or any other fringe benefit provided to employees of the Company, except that Consultant shall have the right to participate at his own expense in any Company plans to which COBRA applies, and to facilitate his consulting services, Company shall provide Consultant with an automobile (subject to a charge back for personal use), an office at the Company’s headquarters, and a Company computer and cell phone.

Section 4.                      MISCELLANEOUS PROVISIONS

4.01            Consultant Non-Assignment. Consultant may not alienate, hypothecate, pledge, encumber, assign or otherwise transfer any of his rights under this Agreement.

4.02            Complete Agreement. This Agreement and the documents delivered pursuant hereto or referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersede all previous negotiations, commitments, agreements and writings.

4.03            Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the provision valid and enforceable.

4.04            Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Minnesota.

4.05            Notice. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given upon the date of service if served personally upon the party for whom intended, or if mailed postage prepaid by registered or certified first-class mail, return receipt requested, or by air express or to such party at the address first indicated above, or as otherwise designated by such party or addressee in writing, it shall be deemed to have been given when mailed.

By their signature, the undersigned parties hereby confirm the terms of this Consulting Agreement as of the date first set forth above.

CONSULTANT

Jeffrey K. Berg

COMMUNICATIONS SYSTEMS, INC.

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